FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Fourth Quarter and Full Year 2017 Results
Quarterly GAAP loss of $0.87 per share includes a noncash increase in the reserve for unasserted product liability claims and a charge associated with U.S. Tax Reform; Quarterly adjusted earnings increased 69 percent to $1.31 per share on double-digit revenue growth and a streamlined cost structure

PITTSBURGH, February 20, 2018 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2017.

Quarterly Highlights

•	Reported revenue was $346 million, increasing 17 percent from a year ago on a reported basis and 14 percent on a constant currency basis.

•
Quarterly GAAP loss from continuing operations was $33 million or $0.87 per basic share, compared to earnings of $25 million or $0.67 per basic share in the same period a year ago. The decline in GAAP earnings is attributable to a $93 million non-cash pre-tax charge related primarily to increasing the cumulative trauma product liability reserve for estimated unasserted, or incurred but not reported ("IBNR"), claims, net of expected insurance collections, and a $20 million income tax charge associated with U.S. Tax Reform.

•
Adjusted earnings increased 69 percent to $51 million or $1.31 per diluted share, compared to adjusted earnings of $30 million or $0.78 per diluted share in the same period a year ago, on strong revenue growth throughout MSA’s core product portfolio, the company’s 2017 acquisition of firefighter protective clothing manufacturer Globe Manufacturing, and a streamlined cost structure.

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Annual Highlights

•	Reported revenue was $1.197 billion, increasing 4 percent from a year ago on a reported basis and 3 percent on a constant currency basis.

•
Selling, general and administrative expenses declined $8 million on a reported basis and $16 million on an organic constant currency basis, exceeding the company's full year cost savings target of $10 million.

•
GAAP earnings from continuing operations were $26 million, or $0.68 per basic share, compared to $93 million, or $2.47 per basic share, in the same period a year ago. The decline in GAAP earnings is attributable to a $126 million pre-tax charge associated with increasing the company’s cumulative trauma product liability reserve for asserted claims in the second quarter and IBNR claims in the fourth quarter, net of expected insurance collections, and a $20 million income tax charge associated with U.S. Tax Reform.

•
Adjusted earnings increased 34 percent to $141 million, or $3.65 per diluted share, compared to adjusted earnings of $105 million, or $2.77 per diluted share, in the same period a year ago. The acquisition of Globe, a streamlined cost structure, and a lower effective tax rate were the key drivers of earnings growth in 2017.

•
Cash flow from operating activities was $230 million compared to $135 million in the same period a year ago, reflecting higher collections of insurance receivables partially offset by higher levels of working capital to support elevated demand across the company’s core product portfolio. In 2017, the company invested $216 million in the acquisition of Globe and returned $70 million to shareholders through dividend payments and repurchases of common stock.

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Cumulative Trauma Product Liability Charge

•
In the fourth quarter of 2017, the company in consultation with an outside valuation consultant and outside legal counsel, performed a review for IBNR cumulative trauma product liability claims. Based on that review process, it was determined that a reasonable estimate for the liability of its IBNR claims was $111 million through the year 2060. The reserve is not discounted to present value.

•
The company's fourth quarter GAAP results include a $93 million non-cash pre-tax charge, or $63 million after tax ($1.65 per diluted share), which primarily reflects the increase to the cumulative trauma product liability reserve for IBNR claims, net of expected insurance collections.

•
The ability to make a reasonable estimate of the potential liability for IBNR cumulative trauma product liability claims reflects stabilization of a number of factors which are important to the estimation process. This stabilization has enabled greater predictability of potential cumulative trauma product liability related to IBNR claims.

•
The company's cumulative trauma product liability reserve balance was $181 million at the end of the quarter, which includes reserves for both asserted and IBNR claims. The company has insurance and notes receivable totaling $212 million.

Comments from Management

“Our fourth quarter results reflect improving macro conditions across many of our key end markets and geographies, as well as returns on investments made in strategic acquisitions and cost reduction programs,” said William M. Lambert, MSA Chairman and CEO. "Our quarterly revenue reflected record performance for MSA and increased 14 percent in constant currency from a year ago, or 6 percent excluding Globe. Additionally, our streamlined cost structure provided support to leverage our revenue growth into a 69 percent increase in adjusted earnings."

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Mr. Lambert noted that the company finished the year with a backlog pipeline that is trending approximately 10 percent higher than the end of the third quarter on strong demand for industrial products and self-contained breathing apparatus for the fire service market. “Typically, we see a seasonal decline in backlog during the fourth quarter. The solid quarterly revenue growth coupled with an elevated level of backlog at year end highlights the positive momentum we see occurring in many of our end markets," Mr. Lambert commented.

Regarding the increase to the company's product liability reserve, Mr. Lambert noted the reserve relates to products sold many years ago that are no longer part of the MSA portfolio. "For more than a decade, we have funded product liability settlements from operating cash flow," Mr. Lambert explained. "Through the ongoing successful resolution of insurance litigation, we continue to make good progress collecting insurance proceeds and establishing cash flow streams for the future, which I expect will allow us to fund these liabilities without a material impact on our capital allocation priorities."

"As we look ahead to 2018, we are highly focused on generating revenue growth and investing in the programs, people and technology that will help us reach our growth and profitability targets. With an expected tailwind from U.S. tax reform, combined with healthy conditions in our end markets and a strong balance sheet, we are well positioned to create value for our stakeholders in 2018 and beyond," he concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net sales	$346,140	$296,031	$1,196,809	$1,149,530
Cost of products sold	191,569	157,710	656,411	625,887
Gross profit	154,571	138,321	540,398	523,643

Selling, general and administrative	75,467	78,288	297,801	306,144
Research and development	14,779	12,224	50,061	46,847
Restructuring charges	712	1,997	17,632	5,694
Currency exchange losses (gains), net	1,133	(1,732)	5,127	766
Other operating expense (a)	93,476	—	126,432	—
Operating (loss) income	(30,996)	47,544	43,345	164,192

Interest expense	4,794	3,896	15,360	16,411
Other expense (income), net	271	(426)	(1,790)	(4,130)
Total other expense, net	5,065	3,470	13,570	12,281

(Loss) income from continuing operations before income taxes	(36,061)	44,074	29,775	151,911
(Benefit) provision for income taxes	(3,487)	18,938	2,819	57,804
(Loss) income from continuing operations	(32,574)	25,136	26,956	94,107
Loss from discontinued operations	—	(300)	—	(245)
Net (loss) income	(32,574)	24,836	26,956	93,862
Net (income) loss attributable to noncontrolling interests	(410)	80	(929)	(1,926)
Net (loss) income attributable to MSA Safety Incorporated	(32,984)	24,916	26,027	91,936

Amounts attributable to MSA Safety Incorporated common shareholders:
(Loss) income from continuing operations	(32,984)	25,216	26,027	92,691
Loss from discontinued operations	—	(300)	—	(755)
Net (loss) income	(32,984)	24,916	26,027	91,936

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
(Loss) income from continuing operations	$(0.87)	$0.67	$0.68	$2.47
Loss from discontinued operations	$—	$(0.01)	$—	$(0.02)
Net (loss) income	$(0.87)	$0.66	$0.68	$2.45

Diluted
(Loss) Income from continuing operations	$(0.87)	$0.66	$0.67	$2.44
Loss from discontinued operations	$—	$(0.01)	$—	$(0.02)
Net (loss) income	$(0.87)	$0.65	$0.67	$2.42

Basic shares outstanding	38,079	37,602	37,997	37,456
Diluted shares outstanding	38,079	38,218	38,697	37,986
(a) Year to date amount is primarily associated with increasing the company's cumulative trauma product liability reserve for asserted and IBNR claims.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$134,244	$113,759
Trade receivables, net	244,198	209,514
Inventories	153,739	103,066
Notes receivable, insurance companies	17,333	4,180
Other current assets	72,783	42,287
Total current assets	622,297	472,806

Property, net	157,014	148,678
Prepaid pension cost	83,060	62,916
Goodwill	422,185	333,276
Notes receivable, insurance companies, noncurrent	59,567	63,147
Insurance receivable, noncurrent	123,089	157,929
Other noncurrent assets	217,614	115,168
Total assets	$1,684,826	$1,353,920

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$26,680	$26,666
Accounts payable	87,061	62,734
Other current liabilities	175,538	132,010
Total current liabilities	289,279	221,410

Long-term debt, net	447,832	363,836
Pensions and other employee benefits	170,773	157,927
Deferred tax liabilities	9,341	34,044
Other noncurrent liabilities	165,023	15,491
Total shareholders' equity	602,578	561,212
Total liabilities and shareholders' equity	$1,684,826	$1,353,920

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net (loss) income	$(32,574)	$24,836	$26,956	$93,862
Depreciation and amortization	10,212	8,622	37,877	35,273
Change in working capital and other operating	63,452	69,999	165,503	5,759
Cash flow from operating activities	41,090	103,457	230,336	134,894

Capital expenditures	(11,995)	(9,377)	(23,725)	(25,523)
Acquisition, net of cash acquired	(2,318)	(188)	(216,308)	(18,449)
Property disposals and other investing	103	282	832	18,214
Cash flow used in investing activities	(14,210)	(9,283)	(239,201)	(25,758)

Change in debt	1,346	(76,991)	77,246	(60,908)
Cash dividends paid	(13,337)	(12,399)	(52,537)	(49,074)
Company stock purchases	(857)	—	(17,513)	(1,881)
Other financing	3,313	7,803	15,869	14,022
Cash flow (used in) from financing activities	(9,535)	(81,587)	23,065	(97,841)

Effect of exchange rate changes on cash and cash equivalents	4,714	(4,861)	6,285	(3,461)

Increase in cash and cash equivalents	22,059	7,726	20,485	7,834

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2017
Sales to external customers	$208,421	$137,719	—	$346,140
Operating loss				(30,996)
Operating margin %				(9.0)%
Restructuring and other charges				712
Currency exchange losses, net				1,133
Other operating expense				93,476
Adjusted operating income (loss)	53,400	18,770	(7,845)	$64,325
Adjusted operating margin %	25.6%	13.6%		18.6%

Twelve Months Ended December 31, 2017
Sales to external customers	$736,847	$459,962	—	$1,196,809
Operating income				43,345
Operating margin %				3.6%
Restructuring and other charges				17,632
Currency exchange losses, net				5,127
Other operating expense				126,432
Adjusted operating income (loss)	184,287	45,461	(37,212)	$192,536
Adjusted operating margin %	25.0%	9.9%		16.1%

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2016
Sales to external customers	$168,109	$127,922	—	$296,031
Operating income				47,544
Operating margin %				16.1%
Restructuring charges				1,997
Currency exchange (gains), net				(1,732)
Other operating expense				—
Adjusted operating income (loss)	45,313	14,832	(12,336)	$47,809
Adjusted operating margin %	27.0%	11.6%		16.2%

Twelve Months Ended December 31, 2016
Sales to external customers	$678,433	$471,097	—	$1,149,530
Operating income				164,192
Operating margin %				14.3%
Restructuring charges				5,694
Currency exchange losses, net				766
Other operating expense				—
Adjusted operating income (loss)	162,788	46,491	(38,627)	$170,652
Adjusted operating margin %	24.0%	9.9%		14.8%

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The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring, currency exchange gains (losses) and other operating expense. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	9%	236%	9%	14%	11%	8%	22%	(10)%	17%
Plus: Currency translation effects	(2)%	(7)%	(2)%	(2)%	(5)%	(4)%	(3)%	(3)%	(3)%
Constant currency sales change	7%	229%	7%	12%	6%	4%	19%	(13)%	14%
Less: Acquisitions	—%	207%	—%	—%	(4)%	—%	10%	—%	8%
Organic constant currency change	7%	22%	7%	12%	10%	4%	9%	(13)%	6%

	Twelve Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	97%	13%	4%	4%	2%	8%	(12)%	4%
Plus: Currency translation effects	—%	(1)%	(2)%	—%	(2)%	2%	(1)%	(2)%	(1)%
Constant currency sales change	(4)%	96%	11%	4%	2%	4%	7%	(14)%	3%
Less: Acquisitions	—%	89%	—%	—%	—%	—%	5%	—%	4%
Organic constant currency change	(4)%	7%	11%	4%	2%	4%	2%	(14)%	(1)%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	10%	581%	10%	11%	4%	19%	29%	(5)%	24%
Plus: Currency translation effects	—%	2%	(1)%	—%	—%	(1)%	(1)%	(1)%	—%
Constant currency sales change	10%	583%	9%	11%	4%	18%	28%	(6)%	24%
Less: Acquisitions	—%	559%	—%	—%	—%	—%	18%	—%	16%
Organic constant currency change	10%	24%	9%	11%	4%	18%	10%	(6)%	8%

	Twelve Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	219%	11%	8%	(2)%	22%	11%	(7)%	9%
Plus: Currency translation effects	—%	—%	(1)%	—%	—%	—%	—%	(1)%	(1)%
Constant currency sales change	(4)%	219%	10%	8%	(2)%	22%	11%	(8)%	8%
Less: Acquisitions	—%	213%	—%	—%	—%	—%	8%	—%	7%
Organic constant currency change	(4)%	6%	10%	8%	(2)%	22%	3%	(8)%	1%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	9%	29%	5%	20%	16%	(3)%	13%	(15)%	8%
Plus: Currency translation effects	(7)%	(9)%	(3)%	(7)%	(7)%	(7)%	(7)%	(5)%	(7)%
Constant currency sales change	2%	20%	2%	13%	9%	(10)%	6%	(20)%	1%
Less: Acquisitions	—%	—%	—%	—%	(6)%	—%	(2)%	—%	(2)%
Organic constant currency change	2%	20%	2%	13%	15%	(10)%	8%	(20)%	3%

	Twelve Months Ended December 31, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(3)%	10%	18%	(2)%	9%	(15)%	2%	(18)%	(2)%
Plus: Currency translation effects	(2)%	(2)%	(1)%	(2)%	(2)%	3%	(2)%	(2)%	(2)%
Constant currency sales change	(5)%	8%	17%	(4)%	7%	(12)%	—%	(20)%	(4)%
Less: Acquisitions	—%	—%	—%	—%	1%	—%	—%	—%	—%
Organic constant currency change	(5)%	8%	17%	(4)%	6%	(12)%	—%	(20)%	(4)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2017
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(b)	229%	583%	20%
Portable Gas Detection	12%	11%	13%
Industrial Head Protection	7%	9%	2%
Breathing Apparatus	7%	10%	2%
Fixed Gas and Flame Detection	6%	4%	9%
Fall Protection	4%	18%	(10)%
Core Sales	19%	28%	6%
Core excluding Acquisitions	9%	10%	8%

Non-Core Sales	(13)%	(6)%	(20)%

Net Sales	14%	24%	1%
Net Sales excluding Acquisitions	6%	8%	3%

	Twelve Months Ended December 31, 2017
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(b)	96%	219%	8%
Portable Gas Detection	4%	8%	(4)%
Industrial Head Protection	11%	10%	17%
Breathing Apparatus	(4)%	(4)%	(5)%
Fixed Gas and Flame Detection	2%	(2)%	7%
Fall Protection	4%	22%	(12)%
Core Sales	7%	11%	—%
Core excluding Acquisitions	2%	3%	—%

Non-Core Sales	(14)%	(8)%	(20)%

Net Sales	3%	8%	(4)%
Net Sales excluding Acquisitions	(1)%	1%	(4)%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Organic constant currency SG&A expense (Unaudited)
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change

GAAP reported SG&A expense	$75,467	$78,288	(4)%	$297,801	$306,144	(3)%
Plus: currency translation effects	—	2,334		—	2,279
Constant currency SG&A expense	75,467	80,622	(6)%	297,801	308,423	(3)%
Less: Acquisitions and strategic transaction costs	2,957	3,173		9,783	3,994
Organic constant currency SG&A expense	72,510	77,449	(6)%	288,018	304,429	(5)%

Management believes that organic constant currency SG&A expense is a useful metric for investors to measure the effectiveness of the company's cost reduction programs. Constant currency SG&A expense highlights spending patterns excluding fluctuating foreign currencies. Organic constant currency SG&A expense highlights the impact of acquisitions and strategic transaction costs. These metrics provide investors with a greater level of clarity into spending levels on a year-over-year basis. There can be no assurances that MSA's definition of organic constant currency SG&A expense is consistent with that of other companies. As such, management believes that it is appropriate to consider SG&A expense determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change

(Loss) income from continuing operations attributable to MSA Safety Inc.	$(32,984)	$25,216	(231)%	$26,027	$92,691	(72)%
Tax charges associated with U.S. Tax Reform	19,817	—		19,817
Tax (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	(1,413)	—		(8,323)	—
Tax (benefits) charges associated with European reorganization	(30)	2,873		(2,504)	6,473
Subtotal	(14,610)	28,089	(152)%	35,017	99,164	(65)%

Self-insured legal settlements and defense costs (a)	93,476	26		126,432	341
Currency exchange losses (gains), net	1,133	(1,732)		5,127	766
Strategic transaction costs	860	1,710		4,225	2,531
Restructuring charges	712	1,997		17,632	5,694
Asset related losses and other, net	492	847		678	32
Income tax expense on adjustments	(31,443)	(1,038)		(47,810)	(3,161)
Adjusted earnings	50,620	29,899	69%	141,301	105,367	34%

Adjusted earnings per diluted share	$1.31	$0.78	68%	$3.65	$2.77	32%

(a) Year to date amount is primarily associated with increasing the company's cumulative trauma product liability reserve for asserted and IBNR claims.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2017 revenues of $1.2 billion, MSA employs approximately 4,700 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 28, 2017. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency growth, organic constant currency SG&A expense, adjusted operating income, adjusted operating margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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